                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

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                   NATIONAL CITY CREDIT CARD MASTER NOTE TRUST

                      AMENDED AND RESTATED TRUST AGREEMENT

                           Dated as of August 23, 2005

                                     between

                               NATIONAL CITY BANK,
                        as Beneficiary and as Transferor,

                                       and

                            WILMINGTON TRUST COMPANY,
                        as Owner Trustee and Trustee Bank

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                                TABLE OF CONTENTS
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                                                       ARTICLE I
                                                      DEFINITIONS

Section 1.01.         Definitions...............................................................................      1

Section 1.02.         Generic Terms.............................................................................      4

                                                      ARTICLE II
                    ORGANIZATION; DECLARATION OF TRUST BY THE OWNER TRUSTEE; COLLATERAL CERTIFICATE

Section 2.01.         Continuation of Trust; Name...............................................................      5

Section 2.02.         Transfer of Property to Trust; Initial Capital Contribution of Trust Estate...............      5

Section 2.03.         Purposes and Powers; Trust To Operate as a Single Purpose Entity..........................      5

Section 2.04.         Appointment of Owner Trustee..............................................................      8

Section 2.05.         Declaration of Trust......................................................................      8

Section 2.06.         Title to Trust Estate.....................................................................      9

Section 2.07.         Nature of Interest in the Trust Estate....................................................      9

Section 2.08.         Continuation of Trust; Principal Office of Owner Trustee..................................      9

Section 2.09.         Tax Matters...............................................................................      9

Section 2.10.         Fiscal Year...............................................................................      9

Section 2.11.         Transfer of Collateral Certificate........................................................      9

Section 2.12.         Closing...................................................................................     10

Section 2.13.         Books and Records.........................................................................     10

Section 2.14.         Series 2005-CC Certificateholder..........................................................     11

Section 2.15.         Representations and Warranties of the Transferor..........................................     11

Section 2.16.         Protection of Title to Collateral Certificate.............................................     12

Section 2.17.         Assignment to the Indenture Trustee.......................................................     12

Section 2.18.         Merger or Consolidation of, or Assumption of the Obligations of, Transferor...............     13

Section 2.19.         Limitation on Liability of Transferor and Others..........................................     13

                                                      ARTICLE III
                                   REPRESENTATIONS AND WARRANTIES OF THE BENEFICIARY

Section 3.01.         Representations and Warranties of the Beneficiary.........................................     14
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                      ARTICLE IV
                                                DISTRIBUTIONS OF FUNDS

Section 4.01.         Distribution of Funds.....................................................................     15

Section 4.02.         Payments from Trust Estate Only...........................................................     15

Section 4.03.         Method of Payment.........................................................................     15

                                                       ARTICLE V
                                              DUTIES OF THE OWNER TRUSTEE

Section 5.01.         Action Upon Instructions..................................................................     15

Section 5.02.         No Duty to Act Under Certain Circumstances................................................     16

Section 5.03.         No Duties Except Under Specified Agreements or Instructions...............................     17

Section 5.04.         Trust Operation...........................................................................     17

Section 5.05.         Execution of Documents....................................................................     18

                                                      ARTICLE VI
                                              CONCERNING THE TRUSTEE BANK

Section 6.01.         Acceptance of Trust and Duties............................................................     19

Section 6.02.         Furnishing of Documents...................................................................     20

Section 6.03.         No Representations and Warranties as to the Trust Estate..................................     20

Section 6.04.         Signature of Returns......................................................................     20

Section 6.05.         Reliance; Advice of Counsel...............................................................     20

Section 6.06.         Not Acting in Individual Capacity.........................................................     21

Section 6.07.         Representations and Warranties............................................................     21

                                                      ARTICLE VII
                                            TERMINATION OF TRUST AGREEMENT

Section 7.01.         Termination of Trust Agreement............................................................     22

                                                     ARTICLE VIII
                           SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES AND SEPARATE OWNER TRUSTEES

Section 8.01.         Resignation and Removal of the Owner Trustee; Appointment of Successors...................     22

Section 8.02.         Transfer Procedures.......................................................................     23

Section 8.03.         Qualification of Owner Trustee............................................................     23

Section 8.04.         Co-trustees and Separate Owner Trustees...................................................     23
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                                TABLE OF CONTENTS
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                                                      ARTICLE IX
                                                      AMENDMENTS

Section 9.01.         Amendments................................................................................     24

                                                       ARTICLE X
                                         BENEFICIAL INTERESTS AND CERTIFICATES

Section 10.01.        Issuance of Trust Certificates............................................................     25

Section 10.02.        Beneficial Interest; Prohibitions on Transfer.............................................     26

Section 10.03.        Lost or Destroyed Trust Certificate.......................................................     27

                                                      ARTICLE XI
                                   COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION

Section 11.01.        Trustee Bank Fees and Expenses............................................................     27

Section 11.02.        Indemnification...........................................................................     27

                                                      ARTICLE XII
                                                     MISCELLANEOUS

Section 12.01.        Conveyance by the Owner Trustee is Binding................................................     28

Section 12.02.        Instructions; Notices.....................................................................     28

Section 12.03.        Severability..............................................................................     29

Section 12.04.        Limitation of Liability...................................................................     29

Section 12.05.        Separate Counterparts.....................................................................     29

Section 12.06.        Successors and Assigns....................................................................     30

Section 12.07.        Headings..................................................................................     30

Section 12.08.        Governing Law.............................................................................     30

Section 12.09.        Nonpetition Covenants.....................................................................     30

Section 12.10.        No Recourse...............................................................................     30

Section 12.11.        Acceptance of Terms of Agreement..........................................................     30
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                                    EXHIBITS

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EXHIBIT A    [FORM OF] TRUST CERTIFICATE ....................................          A-1

EXHIBIT B    CERTIFICATE OF TRUST OF NATIONAL CITY
                  CREDIT CARD MASTER NOTE TRUST..............................          B-1
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      NATIONAL CITY CREDIT CARD MASTER NOTE TRUST AMENDED AND RESTATED TRUST
AGREEMENT dated as of August 23, 2005, between NATIONAL CITY BANK ("National
City"), a national banking association, as Beneficiary and as Transferor, and
WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the
"Owner Trustee").

      WHEREAS, National City and the Owner Trustee have heretofore created a statutory trust pursuant to the Delaware Statutory Trust Act (as hereinafter defined) by filing the Certificate of Trust (as hereinafter defined) with the office of the Secretary of State (as hereinafter defined) on July 13, 2005, and entering into a Trust Agreement, dated as of July 13, 2005 (the "Original Trust Agreement"); and

      WHEREAS, the parties hereto desire to continue the Trust (as hereinafter defined) as a statutory trust under the Delaware Statutory Trust Act and to amend and restate the Original Trust Agreement of the Trust in its entirety.

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            Section 1.01. Definitions. Capitalized terms used herein and not defined herein have the meaning assigned to them in the Series 2005-CC Supplement or the Pooling and Servicing Agreement. For purposes of this Agreement, the following terms have the following meanings:

      "Administration Agreement" means the Administration Agreement dated as of August 23, 2005, between National City, as Administrator, and the Trust, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Administrator" means National City or any successor Administrator under the Administration Agreement.

      "Adverse Effect" has the meaning specified in the Indenture.

      "Affiliate" has the meaning specified in the Indenture.

      "Agreement" means this National City Credit Card Master Note Trust Amended and Restated Trust Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Beneficial Interest" means the Beneficial Interest issued by the Trust hereunder with the rights and privileges set forth in Section 10.01.

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      "Beneficiary" means National City, as sole beneficial owner of the Trust, and each Permitted Affiliate Transferee and other transferee under Section
10.02.

      "Certificate of Trust" means the Certificate of Trust in the form attached hereto as Exhibit B which has been filed for the Trust pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

      "Class" means, with respect to any Note, the Class specified in the applicable Indenture Supplement.

      "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

      "Collateral Certificate" means the Class of Investor Certificates designated as the "Asset Backed Certificates, Series 2005-CC" and issued pursuant to the Pooling and Servicing Agreement and the Series 2005-CC Supplement, as amended, supplemented, restated or otherwise modified from time to time, which certificate evidences an undivided beneficial interest in the Master Trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of consumer revolving credit card accounts generated or acquired by National City and other assets and interests constituting the Master Trust under the Pooling and Servicing Agreement.

      "Delaware Statutory Trust Act" means the Delaware Statutory Trust Act, 12 Del.C. Sections 3801, et seq., as amended from time to time, and any successor statute thereto.

      "Deliveries" is defined in Section 12.02.

      "Disqualification Event," with respect to the Owner Trustee means (a) the bankruptcy, insolvency or dissolution of the Owner Trustee, (b) the occurrence of the date of resignation of the Owner Trustee, as set forth in a notice of resignation given pursuant to Section 8.01, or (c) the delivery to the Owner Trustee by the Beneficiary of the instrument or instruments of removal referred to in Section 8.01 (or, if such instruments specify a later effective date of removal, the occurrence of such later date), or (d) the failure of the Owner Trustee to qualify under the requirements of Section 8.03.

      "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Indemnified Person" is defined in Section 11.02.

      "Indenture" means the Indenture dated as of August 23, 2005 between the Trust and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time, including as supplemented by any supplements for the issuance of Series of Notes.

      "Indenture Trustee" means The Bank of New York as trustee under the Indenture, and each successor trustee under the Indenture.

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      "Issuer Authorized Officer" means (a) an authorized signatory of the Owner
Trustee, or (b) the chairman or vice-chairman of the board of directors, chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, or any assistant treasurer, in each case of the Beneficiary or the Administrator, or any other officer or employee of the Beneficiary or the Administrator who is authorized to act on behalf of the Issuer.

      "Issuer Tax Opinion" has the meaning specified in the Indenture.

      "Master Trust" means National City Credit Card Master Trust.

      "Master Trust Tax Opinion" has the meaning specified in the Indenture.

      "Master Trust Trustee" means The Bank of New York (Delaware) as trustee under the Pooling and Servicing Agreement and each successor trustee under the Pooling and Servicing Agreement.

      "Note" means each "Note" designated as such in the Indenture.

      "Note Rating Agency" means each "Note Rating Agency" designated as such pursuant to the Indenture or any supplement thereto.

      "Noteholder" means each "Noteholder" designated as such in the Indenture.

      "Outstanding Dollar Principal Amount" means, for any Series, Class, or Tranche of Notes, the "Outstanding Dollar Principal Amount" (as such term is defined in the Indenture) of such Series, Class or Tranche of Notes.

      "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely in its capacity as owner trustee hereunder, and each successor trustee under Article VIII, in its capacity as owner trustee hereunder, and each co-trustee or separate trustee under and to the extent provided in Section 8.04, in its capacity as owner trustee hereunder.

      "Person" means any legal person, including any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

      "Periodic Filing" means any filing or submission that the Trust is required to make with any federal, state or local authority or regulatory agency.

      "Permitted Affiliate Transferee" is defined in Section 10.02.

      "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000, between National City, as Seller and as Servicer, and The Bank of New York (Delaware), as trustee, as amended, restated, supplemented or otherwise modified from time to time, including as supplemented by the Series 2005-CC Supplement.

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      "Requirements of Law" means, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

      "Secretary of State" means the office of the Secretary of State of the State of Delaware.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Seller Interest" is defined in the Pooling and Servicing Agreement.

      "Series" means, with respect to any Note, the Series specified in the applicable Indenture Supplement.

      "Series 2005-CC Supplement" means the Series 2005-CC Supplement dated as of August 23, 2005, to the Pooling and Servicing Agreement, as amended, restated, supplemented or otherwise modified from time to time, pursuant to which the Collateral Certificate is being issued.

      "Tranche" means, with respect to any Note, the Tranche specified in the applicable Indenture Supplement.

      "Transaction Documents" means the Indenture, any Indenture Supplement (as defined in the Indenture) thereto, the Administration Agreement, the Trust Certificate, the Certificate of Trust, this Agreement, the Notes and other documents delivered in connection herewith and therewith.

      "Transferor" means National City Bank, a national banking association, and its successors and assigns.

      "Trust" means the statutory trust created by the Original Trust Agreement and the filing of the Certificate of Trust with the Secretary of State and continued hereby.

      "Trust Certificate" is defined in Section 10.01.

      "Trust Estate" is defined in Section 2.05.

      "Trustee Bank" means Wilmington Trust Company in its individual capacity, each bank appointed as successor Owner Trustee under Article VIII in its individual capacity and each bank appointed as co-trustee or separate trustee under and to the extent provided in Section 8.04 in its individual capacity.

      "UCC" means the Uniform Commercial Code as in effect in the State of Delaware and any other applicable jurisdiction.

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            Section 1.02. Generic Terms. (a) The terms "hereby," "hereof,"
"hereto," "herein," "hereunder" and any similar terms will refer to this Agreement.

            (b) Unless otherwise indicated in context, the terms "Section," "Exhibit" or "Schedule" will refer to a Section of, or an Exhibit or Schedule to, this Agreement.

            (c) Words of the masculine, feminine or neuter gender mean and include the correlative words of other genders, and words importing the singular number mean and include the plural number and vice versa.

            (d) The terms "include," "including" and similar terms will be construed as if followed by the phrase "without limitation."

            (e) All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or in connection herewith unless otherwise defined therein.

            (f) Any agreement, instrument or statute defined or referred to herein or in any certificate or other document made or delivered pursuant hereto or in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                  ORGANIZATION;
                   DECLARATION OF TRUST BY THE OWNER TRUSTEE;
                             COLLATERAL CERTIFICATE

            Section 2.01.Continuation of Trust; Name. The Original Trust Agreement is hereby amended and restated in its entirety. The Trust heretofore created and continued hereby is named "National City Credit Card Master Note Trust," under which name the Owner Trustee may conduct any activities and business of the Trust contemplated hereby, execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

            Section 2.02.Transfer of Property to Trust; Initial Capital Contribution of Trust Estate. The Beneficiary has sold, assigned, granted and transferred, over to the Owner Trustee, on behalf of the Trust, as of the date of the Original Trust Agreement, $1.00. The Owner Trustee hereby acknowledges receipt in trust from the Beneficiary, as of the date of the Original Trust Agreement, of the foregoing contribution, which constituted the initial Trust Estate.

            Section 2.03.Purposes and Powers; Trust To Operate as a Single Purpose Entity. (a) The purpose of the Trust is to engage solely in a program of acquiring interests in the Master Trust and issuing Notes in one or more series pursuant to the Indenture and related activities. Without limiting the generality of the foregoing, the Trust may and shall have the power and authority to:

            (i) acquire the Collateral Certificate, and other certificates of beneficial interest, of the Master Trust;

            (ii) from time to time, grant a security interest in the Collateral Certificate, or other beneficial interests in the Master Trust, including the pledge of any portion of the Invested Amount of the Collateral Certificate, and grant a security interest in accounts established for the benefit of indebtedness of the Trust under the Indenture;

            (iii) from time to time authorize and approve the issuance of, and issue, Notes pursuant to the Indenture without limitation as to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:

                  (A) determining the principal amount of the Notes;

                  (B) determining the maturity date of the Notes;

                  (C) determining the rate of interest, if any, to be paid on the Notes;

                  (D) determining the price or prices at which such Notes will be sold by the Trust;

                  (E) determining the provisions, if any, for the redemption of such Notes;

                  (F) determining the form, terms and provisions of the indentures, fiscal agency agreements or other instruments under which the Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder;

                  (G) preparing and filing all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act of 1933, as amended, the qualification of indentures under the Trust Indenture Act of 1939, as amended, and the qualification under any other applicable federal, foreign, state, local or other governmental requirements;

                  (H) preparing any prospectus, offering memorandum, private placement memorandum or other descriptive material relating to the offering or issuance of the Notes;

                  (I) listing the Notes on any United States or non-United States securities exchange;

                  (J) entering into one or more interest rate, basis or currency swaps, caps, collars, guaranteed investment contracts or other derivative agreements with counterparties to manage interest rate, basis or currency risk relating to the Notes;

                  (K) appointing a paying agent or agents for purposes of payments on the Notes; and

                  (L) arranging for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers and purchasers or agents for that purpose;

            (iv) from time to time receive payments and proceeds with respect to the Collateral Certificate and other certificates of beneficial interest in the Master Trust and the Indenture and either invest or distribute those payments and proceeds;

            (v) from time to time make deposits to and withdrawals from accounts established under the Indenture;

            (vi) from time to time make and receive payments pursuant to derivative agreements, supplemental credit enhancement agreements and supplemental liquidity agreements;

            (vii) from time to time make payments on the Notes;

            (viii) from time to time acquire additional collateral from National City or any special purpose vehicle established by National City or an Affiliate of National City;

            (ix) from time to time perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being party to any of the agreements contemplated in clauses (i) through (viii) above;

            (x) execute, deliver and perform its obligations under the Transaction Documents to which it is a party and all other documents, certificates and agreements necessary or incidental in connection therewith (including, without limitation, the documents listed in Section 2.03(b));

            (xi) issue the Trust Certificate to the Beneficiary in accordance with Section 10.01; and

            (xii) subject to compliance with the Transaction Documents, to engage in such other activities as may be required or convenient in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the Transferor, which activities shall not be contrary to the status of the Trust as a qualified special purpose entity.

In connection with any of the foregoing, the Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, UCC financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary or incidental to the foregoing.

            (b) Notwithstanding any other provision of this Agreement, the Owner Trustee and the Administrator, on behalf of the Trust, are hereby authorized and shall have the power to execute and deliver from time to time loan agreements, underwriting agreements, terms agreements, selling agent agreements, purchase agreements, private placement agreements, swap and other derivative agreements, including performance agreements, indentures, indenture supplements, terms documents, notes, security agreements, and other agreements and instruments as are consistent with the purposes of the Trust. Without limiting the generality of the foregoing, the Trust and the Owner Trustee, on behalf of the Trust, are specifically authorized to execute and deliver without any further act, vote or approval, and notwithstanding any other provision of this Agreement, the Delaware Statutory Trust Act or other applicable law, rule or regulation, agreements, documents or securities relating to the purposes of the Trust including:

            (i) the Transaction Documents and each Issuer Certificate;

            (ii) the Notes;

            (iii) each interest rate, basis or currency swap, cap, collar, guaranteed investment contract or other derivative agreement, including agreements related thereto, between the Trust and a counterparty to manage interest rate, basis or currency risk relating to the Notes;

            (iv) the Trust Certificate;

            (v) any documents relating to listing the Notes on any securities exchange; and

            (vi) any other document necessary or desirable in connection with the fulfillment of the purposes of the Trust described in, and pursuant to,
Section 2.03(a).

The authorization set forth in the preceding sentence will not be deemed a restriction on the power and authority of the Administrator and the Owner Trustee to execute and deliver other agreements, documents, instruments and securities on behalf of the Trust or to take other actions on behalf of the Trust in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.03(a).

            (c) The Trust is hereby authorized and shall have the power to execute and file any Periodic Filings.

            (d) Either the Owner Trustee or the Administrator will at all times maintain the books, records and accounts of the Trust separate and apart from those of any other Person, and will cause the Trust to hold itself out as being a Person separate and apart from any other Person.

            (e) The Trust will not engage in any business or own any assets unrelated to the purposes of the Trust, which activities shall not be contrary to the status of the Trust as a qualified special purpose entity.

            Section 2.04. Appointment of Owner Trustee. The Beneficiary hereby appoints Wilmington Trust Company as Owner Trustee of the Trust effective as of the date of the Original Trust Agreement, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

            Section 2.05. Declaration of Trust. The Owner Trustee hereby declares that it will hold the documents and assets described in Sections 2.02,
2.03 and 2.11, together with any payments, proceeds or income of any kind from such documents or assets or any other source and any other property transferred, assigned, set over, pledged or otherwise conveyed to, and held by, the Trust pursuant to the Original Trust Agreement, this Agreement, the Indenture or any supplement to the Indenture (collectively, the "Trust Estate"), upon the trust set forth herein and for the sole use and benefit of the Beneficiary. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

            Section 2.06. Title to Trust Estate. Legal title to all of the Trust Estate will be vested at all times in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VII; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustees of a trust, then title to that part of the Trust Estate will be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VIII.

            Section 2.07. Nature of Interest in the Trust Estate. The Beneficiary will not have any legal title to or right to possession of any part of the Trust Estate. The Beneficiary, as beneficial owner of the Trust, has no interest in specific property of the Trust.

            Section 2.08. Continuation of Trust; Principal Office of Owner Trustee. The Owner Trustee has filed the Certificate of Trust with the Secretary of State and will maintain the Owner Trustee's principal office in the State of Delaware. However, nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The Trust will be located in the State of Delaware and subject to its laws, including, without limitation, the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C.
Section 2701A et seq. The Trust will be administered in the State of Delaware and subject to its laws, including, without limitation, the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. Section 2701A et seq.

            Section 2.09. Tax Matters. The parties hereto intend that, for income and franchise tax purposes, the Trust will be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Beneficiary, and the parties hereto will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority. Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Trust under the Code or otherwise will be made by the Beneficiary. The Trust will not elect to be treated as a corporation for any tax purpose.

            Section 2.10. Fiscal Year. The fiscal year of the Trust will end on the last day of December of each year.

            Section 2.11. Transfer of Collateral Certificate.

            (a) In consideration of the Trust's delivery to or upon the order of the Transferor of the Trust Certificate and the net proceeds of the initial sale of Notes, the Transferor does hereby transfer, assign, set over, contribute and otherwise convey to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Transferor in and to the Collateral Certificate and the proceeds thereof. The parties to this Agreement intend that the conveyance of the Collateral Certificate and the proceeds thereof pursuant to this Agreement constitute a sale, and not a pledge to secure a borrowing, for accounting purposes. Nevertheless, if, and to the extent that, notwithstanding such intent, the transfer is not deemed to be a sale, this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and the conveyance by the Transferor provided for in this Agreement shall be deemed to be and hereby is a grant by the Transferor to the Trust of a security interest in and to all of the Transferor's right, title and interest, whether now owned or hereafter acquired, in, to and under the Collateral Certificate, all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, letter-of-credit rights, advices of credit and investment property consisting of, arising from, or relating to the Collateral Certificate, and the proceeds thereof, to secure the obligations of the Transferor hereunder. The Transferor and the Trust shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that the security interest in the Collateral Certificate created hereunder will be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

            (b) To the extent that the Transferor retains any interest in the Collateral Certificate, the Transferor hereby grants to the Indenture Trustee for the benefit of the holders of the Notes a security interest in and to all of the Transferor's right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Collateral Certificate, all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, letter-of-credit rights, advices of credit, and investment property consisting of, arising from, or relating to the Collateral Certificate, and the proceeds thereof (collectively, the "Indenture Collateral"), to secure performance of all of the obligations of the Transferor hereunder. With respect to the grant made to the Indenture Trustee pursuant to this subsection, the Indenture Trustee shall have all of the rights it has under the Transaction Documents. The Indenture Trustee shall have all of the rights of a secured creditor under the UCC.

            Section 2.12. Closing. The transfer, assignment, set-over, pledge and conveyance of the Collateral Certificate and the initial issuance of Notes shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103 on the Closing Date (as defined in the Series 2005-CC Supplement), simultaneously with the closing of the transactions contemplated by the Pooling and Servicing Agreement, the Series 2005-CC Supplement, the Indenture, the Series 2005-1 Indenture Supplement dated as of August 23, 2005, the Certificate of Trust, the Trust Certificate, the Notes and this Agreement.

            Section 2.13. Books and Records. In connection with the transfer, assignment, set-over, pledge and conveyance set forth in Section 2.11, the Collateral Certificate shall be registered in the name of the Trust and shall be delivered to the Trust in the State of Delaware.

In addition, the Transferor agrees to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) required to be filed with respect to the Collateral Certificate assigned by the Transferor hereunder, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the transfer, assignment, set-over, pledge and conveyance of the Collateral Certificate to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trust on or prior to the Closing Date (excluding such continuation and similar statements, which shall be delivered promptly after filing). Pursuant to the Indenture, the Trust may subsequently transfer, assign, set-over, pledge or convey the Collateral Certificate and the Trust Estate to the Indenture Trustee, and cause the Collateral Certificate to be registered in the name of the Indenture Trustee.

            Section 2.14. Series 2005-CC Certificateholder. The Indenture Trustee shall be the Series 2005-CC Certificateholder for all purposes under the Pooling and Servicing Agreement and the Series 2005-CC Supplement. To the extent the Collateral Certificate is sold or otherwise transferred to a third-party in connection with the sale or liquidation of the Trust Estate pursuant to the provisions of the Indenture, such transferee shall be the Series 2005-CC Certificateholder for all purposes under the Pooling and Servicing Agreement.

            Section 2.15. Representations and Warranties of the Transferor. The Transferor makes the following representations and warranties as to the Collateral Certificate on which the Trust is deemed to have relied in acquiring the Collateral Certificate. Such representations and warranties speak as of the execution and delivery of this Agreement and as of each Transfer Date, but shall survive the transfer and assignment of the Collateral Certificate to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

            (a) Title. The transfer and assignment herein contemplated constitute either (i) a sale of the Collateral Certificate from the Transferor to the Trust, (ii) a grant of a perfected security interest therein from the Transferor to the Trust or (iii) a grant of a perfected security interest therein from the Transferor to the Indenture Trustee. The Collateral Certificate has not been sold, transferred, assigned or pledged by the Transferor to any Person other than pursuant to this Agreement or the Indenture. Immediately prior to the transfer and assignment herein contemplated, the Transferor had title to the Collateral Certificate, free and clear of all liens and rights of others and, immediately upon the transfer thereof, the Trust shall have title to the Collateral Certificate, free and clear of all liens and rights of others or a first priority perfected security interest therein; and the transfer has been perfected, by the filing of appropriate financing statements and the taking of such other action pursuant to the UCC, under the UCC. The Transferor has no knowledge of any current statutory or other non-consensual liens to which the Collateral Certificate is subject.

            (b) All Actions Taken. All actions necessary under the applicable UCC in any jurisdiction to be taken (i) to give the Trust a first priority perfected security interest or ownership interest in the Collateral Certificate, and (ii) to give the Indenture Trustee a first priority perfected security interest in the Collateral Certificate (including, without limitation, UCC filings with the Delaware Secretary of State), in each case subject to any statutory or other non-consensual liens with respect to the Collateral Certificate, have been taken.

            (c) No Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Transferor of this Agreement or any other Transaction Document, the performance by the Transferor of the transactions contemplated by this Agreement or any other Transaction Document and the fulfillment by the Transferor of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders and other actions which if not obtained or completed or in full force or effect would not have a material adverse effect on the Transferor or the Trust or upon the collectibility of the Collateral Certificate or upon the ability of the Transferor to perform its obligations under this Agreement).

            (d) Transfers Comply. Each of (i) the transfer of the Collateral Certificate by the Transferor to the Trust pursuant to the terms of this Agreement, (ii) the pledge of the Collateral Certificate by the Trust to the Indenture Trustee pursuant to the terms of the Indenture and (iii) the pledge of the Collateral Certificate by the Transferor to the Indenture Trustee pursuant to the terms of this Agreement, comply with the provisions of the Pooling and Servicing Agreement relating to transfers of the Collateral Certificate.

            Section 2.16. Protection of Title to Collateral Certificate.

            (a) The Transferor shall take all actions necessary, and the Trust shall cooperate with the Transferor, if applicable, to perfect, and maintain perfection of, the interests of the Trust in the Collateral Certificate. The Transferor shall authorize and file and cause to be authorized and filed such financing statements and continuation statements, all in such manner and in such places as may be required by law fully to perfect, maintain, and protect the interest of the Trust in the Collateral Certificate and in the proceeds thereof and the interest of the Indenture Trustee in the Collateral Certificate and the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) The Transferor shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above or otherwise seriously misleading within the meaning of the UCC (regardless of whether such a filing was ever made), unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and, if applicable, shall have timely filed appropriate amendments to any and all previously filed financing statements (so that the interest of the Trust or the Indenture Trustee is not adversely affected).

            (c) The Transferor shall give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its chief executive office, place of business or State of location, and of any change in the jurisdiction of its organization, if, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing statement or of any new financing statement (regardless of whether such a filing was ever made) and shall promptly, if applicable, file any such amendment.

            (d) The Owner Trustee shall permit the Indenture Trustee and its agents at any time following reasonable notice and during normal business hours to inspect, audit and make copies of and abstracts from the Owner Trustee's records regarding the Collateral Certificate.

            Section 2.17. Assignment to the Indenture Trustee. The Transferor hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Trust to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Trust in, to and under the Collateral Certificate and the other property described in the Granting Clause of the Indenture or the assignment of any or all of the Trust's rights and obligations hereunder to the Indenture Trustee.

            Section 2.18. Merger or Consolidation of, or Assumption of the Obligations of, Transferor. Any Person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party or (c) which may succeed to the properties and assets of the Transferor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform the obligations of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any other document or any further act by any of the parties to this Agreement; provided, however, that (i) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate (as defined in the Indenture) and an Opinion of Counsel (as defined in the Indenture) each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 2.18 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (ii) written confirmation from each Note Rating Agency (as defined in the Indenture) that such transaction will not result in such Note Rating Agency reducing or withdrawing its then existing rating of any Notes, (iii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions necessary to perfect the interests of the Trust and the Indenture Trustee in the Collateral Certificate have been taken, including that all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Collateral Certificate and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests and (iv) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee a Master Trust Tax Opinion and an Issuer Tax Opinion (each as defined in the Indenture). Following the effectiveness of the succession provided for in this Section 2.18, the predecessor Transferor shall be released from any obligations and liabilities provided for under the Transaction Documents other than any obligations or liabilities incurred by such predecessor Transferor prior to the effectiveness of such succession.

            Section 2.19. Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor, in its capacity as such, shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability. The Beneficiary shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, 8 Del. C. Sections 101 et seq.

                                  ARTICLE III

                               REPRESENTATIONS AND
                          WARRANTIES OF THE BENEFICIARY

            Section 3.01. Representations and Warranties of the Beneficiary. The Beneficiary hereby represents and warrants to the Owner Trustee as of the date of this Agreement and as of the date of each increase in the Invested Amount of the Collateral Certificate that:

            (a) The Beneficiary is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

            (b) The Beneficiary is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Beneficiary, in each jurisdiction in which failure to so qualify or to obtain such licenses or approvals would have an Adverse Effect; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Owner Trustee or the Indenture Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby or by any other Transaction Document to which the Owner Trustee or the Indenture Trustee, as the case may be, is a party.

            (c) The execution and delivery by the Beneficiary of this Agreement and the consummation by the Beneficiary of the transactions provided for in this Agreement and in the other Transaction Documents to which the Beneficiary is a party have been duly authorized by the Beneficiary by all necessary corporate action on its part and each of this Agreement and the other Transaction Documents to which the Beneficiary is a party will remain, from the time of its execution, an official record of the Beneficiary; the Beneficiary has the power and authority to assign, grant and transfer the property to be assigned, granted and transferred to and deposited with the Trust by the Beneficiary.

            (d) The execution and delivery by the Beneficiary of this Agreement, the performance by the Beneficiary of the transactions contemplated by this Agreement and the fulfillment by the Beneficiary of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Beneficiary is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Beneficiary's ability to perform its obligations under this Agreement).

            (e) The execution and delivery by the Beneficiary of this Agreement, the performance by the Beneficiary of the transactions contemplated by this Agreement and the fulfillment by the Beneficiary of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Beneficiary.

            (f) There are no proceedings or investigations pending or, to the best of its knowledge, threatened against the Beneficiary before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Beneficiary or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Beneficiary, would materially and adversely affect the performance by the Beneficiary of its obligations under this Agreement or the other Transaction Documents, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the other Transaction Documents.

                                   ARTICLE IV

                             DISTRIBUTIONS OF FUNDS

            Section 4.01. Distribution of Funds. All funds received by the Trust to the extent not encumbered by the Indenture and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefiting from such encumbrance) will be distributed to the Beneficiary.

            Section 4.02. Payments from Trust Estate Only. All payments to be made by the Trust under this Agreement will be made only from the income and the capital proceeds derived from the Trust Estate and only to the extent that the Trust will have received income or capital proceeds from the Trust Estate. The Beneficiary agrees that it will look solely to the income and capital proceeds derived from the Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee will not be subject to any liability in its individual capacity under this Agreement to the Beneficiary or to any other Person.

            Section 4.03. Method of Payment. All amounts payable to the Beneficiary pursuant to this Agreement will be paid by the Owner Trustee on behalf of the Trust to the Beneficiary or a nominee therefor in such manner as the Beneficiary may from time to time designate in written instructions to the Owner Trustee. All funds received by the Owner Trustee on behalf of the Trust not later than 2:00 p.m. (New York City time) on a Business Day will be applied by the Owner Trustee on that Business Day. Funds received after that time will be applied on the next following Business Day.

                                    ARTICLE V

                           DUTIES OF THE OWNER TRUSTEE

            Section 5.01. Action Upon Instructions. (a) It is the intention of the Beneficiary that the powers and duties of the Owner Trustee are to be purely ministerial only. Accordingly, subject to Section 5.01(b) and 5.01(c), the Beneficiary will direct the Owner Trustee in the management of the Trust and the Trust Estate. Such direction shall be exercised at any time only by written instruction of the Beneficiary delivered to the Owner Trustee pursuant to this
Article V. Notwithstanding any other provision of this Agreement, the Owner Trustee shall not take any action including but not limited to the execution of any documents, certificates or other instruments (other than the Transaction Documents, any documents, certificates or other instruments attached thereto or contemplated thereby, and any other document listed in Section 2.03(b)), unless it receives written instructions from the Beneficiary.

            (b) The Owner Trustee will take such action or actions as may be specified in any instructions delivered in accordance with Section 5.01(a); provided, however, that the Owner Trustee will not be required to take any such action if the Trustee Bank will have been advised by counsel that such action
(i) is contrary to the terms hereof or of any document contemplated hereby to which the Trust or the Owner Trustee is a party or is otherwise contrary to law, or (ii) is reasonably likely to result in liability on the part of the Trustee Bank, unless the Trustee Bank will have received additional indemnification or security satisfactory to the Trustee Bank from the Beneficiary against all costs, expenses and liabilities arising from the Owner Trustee's taking such action.

            (c) The Beneficiary will not direct the Owner Trustee to take or refrain from taking any action contrary to this Agreement, nor will the Owner Trustee be obligated to follow any such direction.

            (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Transaction Document, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action to be adopted, the Owner Trustee will promptly give notice to the Beneficiary requesting written instructions as to the course of action to be adopted and, to the extent the Owner Trustee acts in good faith in accordance with such written instructions received from the Beneficiary, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee will not have received appropriate written instructions within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, as it deems to be in the best interests of the Beneficiary, and will have no liability to any Person for such action or inaction.

            (e) The Owner Trustee will, subject to this Section 5.01, act in accordance with the instructions given to it by the Beneficiary pursuant to
Section 5.01(a), and to the extent the Owner Trustee acts in good faith in accordance with such instructions, the Owner Trustee will not be liable on account of such action to any Person.

            Section 5.02. No Duty to Act Under Certain Circumstances. Notwithstanding anything contained herein to the contrary, neither the Trustee Bank nor the Owner Trustee, except a Trustee Bank authorized as co-trustee or separate trustee, will be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee Bank; or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee Bank or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be at the expense of the Beneficiary) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) or (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee may, or if instructed to do so by the Beneficiary, shall, appoint a co-trustee or separate trustee pursuant to Section 8.04 hereby to proceed with such action.

            Section 5.03. No Duties Except Under Specified Agreements or Instructions.

            (a) The Owner Trustee will not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of, create, maintain or perfect any security interest or title in or otherwise deal with any part of the Trust Estate, prepare, file or record any document or report (including any tax related filing for any holder of Notes), or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Trust or any document contemplated hereby to which the Trust or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Beneficiary received pursuant to Section 5.01; and no implied duties or obligations will be read into this Agreement against the Owner Trustee. Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall have no obligation or duty to take any action the Trust is authorized and empowered to take pursuant to Section 2.03(a). The Owner Trustee nevertheless agrees that it will, in its individual capacity and at its own cost and expense, promptly take all action as may be necessary to discharge any lien, pledge, security interest or other encumbrance on any part of the Trust Estate which results from actions by or claims against the Trustee Bank not related to the ownership of any part of the Trust Estate.

            (b) The Owner Trustee agrees that it will not manage, control, use, lease, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to, or the authority conferred upon, the Owner Trustee pursuant to this Agreement, or (ii) in accordance with the express terms hereof or with written instructions from the Beneficiary pursuant to Section 5.01. Unless otherwise directed by the Beneficiary in accordance with Section 5.01(a), the Owner Trustee shall not be required to perform any obligations or duties of the Trust under the Indenture, which duties and obligations shall be the sole responsibility of the Beneficiary.

            Section 5.04. Trust Operation. The operations of the Trust will be conducted in accordance with the following standards:

            (a) the Trust will act solely in its own name through the Owner Trustee or the Administrator, on its behalf, in accordance with the Administration Agreement;

            (b) the Trust will not incur any indebtedness for money borrowed or incur any obligations except in connection with the purposes set forth in
Section 2.03 of this Agreement;

            (c) the Trust's funds and assets will at all times be maintained separately from those of the Beneficiary and its affiliates;

            (d) the Trust will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of the Beneficiary, the Beneficiary's affiliates or any other third person, and will use stationery and other business forms of the Owner Trustee or the Trust and not that of the Beneficiary or any of its affiliates, and will pay the salaries of its employees, if any, and the costs of its overhead, if any, and will use its best efforts to avoid the appearance (i) of conducting business on behalf of the Beneficiary or any affiliates thereof, or (ii) that the assets of the Trust are available to pay the creditors of the Beneficiary or any affiliates thereof;

            (e) the Trust will not hold itself out as being liable for the debts of the Beneficiary or any affiliates thereof;

            (f) the Trust will not engage in any transaction with the Beneficiary or any affiliates thereof, except as required, or specifically permitted, by this Agreement or unless such transaction is otherwise on terms substantially the same as those that would apply to comparable transactions with other Persons; and

            (g) to the fullest extent permitted by applicable law, the Trust will not enter into any voluntary bankruptcy or insolvency proceeding without a finding by the Owner Trustee that the Trust's liabilities exceed its assets or that the Trust is unable to pay its debts in a timely manner as they become due.

            Section 5.05. Execution of Documents. The Owner Trustee will, at the written direction of the Beneficiary, execute and deliver on behalf of the Trust such instruments, agreements and certificates contemplated hereby to which the Trust is a party (such direction to be conclusively evidenced by the Owner Trustee's execution and delivery of such documents to, and acceptance by, the Beneficiary or its counsel). The Beneficiary hereby instructs the Owner Trustee to execute, on behalf of the Trust, the Transaction Documents to which the Trust is a party and any documents, certificates or other instruments attached thereto or contemplated thereby, and any other document listed in Section 2.03(b).

            Notwithstanding anything contained herein to the contrary, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under any Transaction Document, or otherwise.

                                   ARTICLE VI

                           CONCERNING THE TRUSTEE BANK

            Section 6.01. Acceptance of Trust and Duties. The Trustee Bank accepts the trust hereby created and agrees to perform the same but only upon the terms of this Agreement. The Trustee Bank also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with the terms of this Agreement. The Trustee Bank will not be answerable or accountable under any circumstances in its individual capacity, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.07, (iii) for the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.03(a), or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Trustee Bank for acting as trustee hereunder. In particular, but not by way of limitation:

            (a) The Trustee Bank will not be personally liable for any error of judgment made in good faith by an authorized officer of the Owner Trustee so long as the same will not constitute negligence, bad faith or willful misconduct;

            (b) The Trustee Bank will not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Beneficiary;

            (c) No provision of this Agreement or any other Transaction Document will require the Trustee Bank to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee Bank will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, including such advances as the Trustee Bank may reasonably request;

            (d) Under no circumstance will the Trustee Bank be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement or other obligation, including any indebtedness, of the Trust;

            (e) The Trustee Bank will not be personally responsible or liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Beneficiary or with respect to any agreement entered into by the Trust;

            (f) Under no circumstances will the Trustee Bank be responsible or liable for the action or inaction of the Beneficiary or the Administrator, nor will the Trustee Bank be responsible for monitoring the performance of the Beneficiary's or the Administrator's duties hereunder or of any other Person acting for or on behalf of the Trust;

            (g) In no event shall the Trustee Bank be personally liable for special, consequential or punitive damages unless such damages result from its willful misconduct, bad faith or gross negligence, for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, for the acts or omissions of brokers or dealers, and for any losses due to forces beyond the control of the Trustee Bank, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Trustee Bank shall have no responsibility for the accuracy of any information provided to the Beneficiary or any other Person that has been obtained from, or provided to the Trustee Bank by, any other Person;

            (h) The Trustee Bank shall not be liable for the default or misconduct of the Indenture Trustee under any of the Transaction Documents or otherwise, and the Trustee Bank shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Transaction Documents, in each case that are required to be performed by the Indenture Trustee under the Indenture; and

            (i) The Trustee Bank shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of the Beneficiary, unless the Beneficiary has offered to the Trustee Bank security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee Bank therein or thereby. The right of the Trustee Bank to perform any discretionary act enumerated in this Agreement or in any other Transaction Document shall not be construed as a duty, and the Trustee Bank shall not be answerable for other than its willful misconduct, bad faith or gross negligence in the performance of any such act.

            Section 6.02. Furnishing of Documents. The Owner Trustee will furnish to the Beneficiary, within a reasonable time under the circumstances after receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee with respect to the Trust or the Trust Estate.

            Section 6.03. No Representations and Warranties as to the Trust Estate. The Owner Trustee makes no representation or warranty as to, and shall not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Trust Estate (or any part thereof) except that the Owner Trustee, in its individual capacity, hereby represents and warrants to the Beneficiary that it will comply with the last sentence of Section 5.03(a).

            Section 6.04. Signature of Returns. The Beneficiary will sign on behalf of the Trust any Periodic Filings of the Trust or other documents relating to the Trust prepared by, or on behalf of, the Beneficiary.

            Section 6.05. Reliance; Advice of Counsel. The Owner Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes rely on an officer's certificate of the relevant party, as to such fact or matter, and such officer's certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust, the Owner Trustee may, at the expense of the Trust (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Owner Trustee will not be liable for the default or misconduct of any agent or attorney selected by the Owner Trustee with reasonable care, nor shall the Owner Trustee be responsible for monitoring their performance; and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

            Section 6.06. Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trust hereby created the Trustee Bank acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Trust or the Owner Trustee, whether by reason of the transactions contemplated by this Agreement or otherwise, will look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI.

            Section 6.07. Representations and Warranties. The Trustee Bank, other than a Trustee Bank appointed as a co-trustee or separate trustee, hereby represents and warrants to the Beneficiary that:

            (a) The Trustee Bank is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Trustee Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) The Trustee Bank has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

            (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by the Trustee Bank with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on the Trustee Bank, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which the Trustee Bank is a party or by which the Trustee Bank or any of the Trustee Bank's properties may be bound.

            (d) The Trustee Bank complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware statutory trust.

                                  ARTICLE VII

                         TERMINATION OF TRUST AGREEMENT

            Section 7.01. Termination of Trust Agreement.

            (a) The Trust shall dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the Delaware Statutory Trust Act. Any money or other property held as part of the Trust Estate following such distribution shall be distributed to the Beneficiary. The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Beneficiary shall not (x) operate to terminate this Agreement or result in the termination or dissolution of the Trust, or (y) entitle the Beneficiary's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

            (b) Except as provided in Section 7.01(a), the Beneficiary shall not be entitled to revoke or terminate the Trust.

            (c) Upon completion of the winding up of the Trust in accordance with the Delaware Statutory Trust Act, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act and thereupon the Trust and this Agreement (other than Article XI) shall terminate.

                                  ARTICLE VIII

                      SUCCESSOR OWNER TRUSTEES, CO-TRUSTEES
                           AND SEPARATE OWNER TRUSTEES

            Section 8.01. Resignation and Removal of the Owner Trustee; Appointment of Successors. Upon the occurrence of a Disqualification Event with respect to the Owner Trustee, the Beneficiary shall appoint a successor Owner Trustee by an instrument signed by the Beneficiary. If a successor Owner Trustee has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Beneficiary may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee has been appointed as above provided. Any successor Owner Trustee so appointed by such court will immediately and, except as provided in Section 8.02 below, without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court. The Owner Trustee may resign at any time without cause by giving at least 30 days' prior written notice to the Beneficiary. No such removal or resignation shall become effective until a successor Owner Trustee, however appointed, becomes vested as Owner Trustee hereunder pursuant to Section 8.02. The Beneficiary will notify the Note Rating Agencies promptly after the resignation or removal of the Owner Trustee and promptly after the appointment of a successor Owner Trustee.

            Section 8.02. Transfer Procedures. Any successor Owner Trustee, however appointed, will execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and such other documents of transfer as may be necessary, and thereupon such successor Owner Trustee, without further act, will become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named an Owner Trustee herein and the predecessor Owner Trustee will be fully discharged of its duties and obligations to serve as Owner Trustee hereunder. The predecessor Owner Trustee shall promptly deliver to the successor Owner Trustee all documents, statements and monies held by it under this Agreement. The successor Owner Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

            Section 8.03. Qualification of Owner Trustee. Any Owner Trustee will at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business in the State of Delaware, (ii) comply with Section 3807 (and any other applicable Section) of the Delaware Statutory Trust Act, (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) have (or have a parent which has) a long-term unsecured debt rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's or, if not rated, otherwise satisfactory to each Note Rating Agency.

            Section 8.04. Co-trustees and Separate Owner Trustees. Whenever the Owner Trustee or the Beneficiary shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate, or whenever the Owner Trustee or the Beneficiary shall be advised by counsel satisfactory to them that such action is necessary or prudent, the Owner Trustee and the Beneficiary shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other actions, necessary or proper to appoint one or more Persons either as co-trustee or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as a separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties, as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Trustee and the Beneficiary. In case a Disqualification Event shall occur with respect to any such co-trustee or separate trustee, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.

                                   ARTICLE IX

                                   AMENDMENTS

            Section 9.01. Amendments.

            (a) This Agreement may be amended from time to time, by a written instrument executed by the Owner Trustee and the Beneficiary, without the consent or the entitlement to vote of the Indenture Trustee or any Noteholders, upon issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion to the Owner Trustee and the Indenture Trustee, which shall not be an expense of the Owner Trustee or the Trustee Bank; provided, however, that the Trust shall deliver (i) to the Indenture Trustee and the Owner Trustee an officer's certificate to the effect that the Trust reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future based on the facts known to such officer at the time of such certification and (ii) to each Note Rating Agency prior written notice of such amendment; provided further, however, that such amendment will not significantly change the permitted activities of the Trust as set forth in Section 2.03. The Owner Trustee shall not be responsible for determining whether any such amendment to this Agreement will significantly change the permitted activities of the Trust as set forth in Section 2.03.

            (b) This Agreement may also be amended from time to time, by a written instrument executed by the Owner Trustee and the Beneficiary, with prior written notice to each Note Rating Agency, upon issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion to the Owner Trustee and the Indenture Trustee and (A) in the case of a significant change to Section 2.03(a) which the Trust reasonably believes will not have an Adverse Effect, with the consent of holders of a majority of the Outstanding Dollar Principal Amount (as defined in the Indenture) of each Series, Class or Tranche of Notes affected by such change, and (B) in all other cases, with the consent of holders of not less than 66% of the Outstanding Dollar Principal Amount of each Series, Class or Tranche of Notes affected by such change; provided, however, that, without the consent of the holders of all of the Notes then outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Collateral Certificate or distributions that are required to be made for the benefit of the Noteholders or
(b) reduce the aforesaid percentage of the Outstanding Dollar Principal Amount of the Notes, the holders of which are required to consent to any such amendment.

            (c) Promptly after the execution of any such amendment or consent, the Beneficiary, on behalf of the Trust, shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Note Rating Agency.

            (d) It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

            (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

            (f) The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an officer's certificate of the Trust to the effect that the conditions to such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

            (g) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Noteholders of a specified percentage of the aggregate unpaid principal amount of Notes, any Notes owned by the Trust, the Master Trust, the Transferor, the Beneficiary or any Affiliate thereof will be deemed not to be outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent or direction, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Transferor, the Beneficiary or any Affiliate thereof.

                                   ARTICLE X

                      BENEFICIAL INTERESTS AND CERTIFICATES

            Section 10.01. Issuance of Trust Certificates. (a) Promptly following the execution and delivery of this Agreement, the Owner Trustee on behalf of the Trust will issue and deliver to the Beneficiary a certificate of beneficial ownership of the Trust Estate substantially in the form of Exhibit A hereto (the "Trust Certificate") evidencing the Beneficiary's beneficial interest (the "Beneficial Interest") in the Trust. The Beneficiary, in its capacity as the holder of the Trust Certificate, (i) shall be the sole beneficial owner of the Trust and (ii) shall be bound by the provisions of this Agreement.

            (b) Concurrently with the initial transfer and assignment of the Collateral Certificate to the Trust, the Owner Trustee shall cause a single Trust Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Beneficiary, signed by any Vice President or more senior officer of the Beneficiary, without further corporate action by the Beneficiary. The Trust Certificate shall not entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on the Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Trust Certificate shall have been duly authenticated and delivered hereunder. A Trust Certificate bearing the manual signature of an individual who was, at the time when such signature was affixed, an authorized officer will bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate. The Trust Certificate will be dated the date of its authentication.

            (c) The Beneficiary will be entitled to all rights provided to it under this Agreement and in the Trust Certificate and will be subject to the terms and conditions contained in this Agreement and in the Trust Certificate.

            (d) The Owner Trustee will maintain at its office referred to in
Section 2.08, or at the office of any agent appointed by it and approved in writing by the Beneficiary, a register for the registration of the Trust Certificate. Such register will show the name and address of the holder of the Trust Certificate, and the Owner Trustee will treat such register as definitive and binding for all purposes hereunder.

            (e) When the Trust Certificate is duly executed and issued by the Trust and duly authenticated by the Owner Trustee in accordance with this Agreement, the Trust Certificate will be fully paid, validly issued, non-assessable and entitled to the benefits of this Agreement.

            Section 10.02. Beneficial Interest; Prohibitions on Transfer. (a) The Beneficial Interest will initially be beneficially owned by National City. Transfers of all or a portion of the Beneficial Interest and the Trust Certificate may be made between National City and any other Person who is an Affiliate of National City (a "Permitted Affiliate Transferee") upon delivery to the Master Trust Trustee and the Owner Trustee of a Master Trust Tax Opinion and an Issuer Tax Opinion, respectively, with respect to such transfer. To the fullest extent permitted by applicable law(s), the Beneficiary may not sell, participate, transfer, assign, exchange or otherwise pledge or convey all or any part of its right, title and interest in and to the Trust Certificate or its Beneficial Interest to any other Person, except (i) to any Permitted Affiliate Transferee, or (ii) to the extent a corresponding transfer of the Collateral Certificate would be permitted by the Pooling and Servicing Agreement. Any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Trust Certificate to any Person will be effective only upon the issuance of a Master Trust Tax Opinion and an Issuer Tax Opinion, which will not be an expense of the Owner Trustee or the Trustee Bank. Any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Trust Certificate which is not in compliance with the terms of this Section 10.02 will be null and void.

            (b) The Trust Certificate will bear a legend setting forth the restriction on the transferability of the Beneficial Interest substantially as follows:

      "THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS."

            (c) The Owner Trustee shall not be required to ascertain whether any purported transfer of the Beneficial Interest and the Trust Certificate complies with the Securities Act.

            Section 10.03. Lost or Destroyed Trust Certificate. If the Trust Certificate shall become mutilated, destroyed, lost or stolen, the Owner Trustee on behalf of the Trust will, upon the written request of the Beneficiary, and compliance with all applicable terms of this paragraph, execute and deliver to such holder in replacement thereof a new Trust Certificate dated the same date as on the Trust Certificate so mutilated, destroyed, lost or stolen. If the Trust Certificate being replaced has been mutilated, destroyed, lost or stolen, the Beneficiary will furnish to the Owner Trustee such security or indemnity as may be required by the Owner Trustee to save the Owner Trustee harmless from any damage, loss or liability in connection with such Trust Certificate, and the Owner Trustee may require from the Beneficiary payment of a sum to reimburse the Owner Trustee for, or to provide funds for, the payment of any costs, fees and expenses and any tax or other governmental charge in connection therewith and any charges paid or payable by the Owner Trustee.

                                   ARTICLE XI

                COMPENSATION OF TRUSTEE BANK AND INDEMNIFICATION

            Section 11.01. Trustee Bank Fees and Expenses. The Transferor will pay to the Trustee Bank all fees and other charges described in a separate fee agreement dated as of the date hereof between the Transferor and the Trustee Bank promptly when due thereunder and reimburse the Trustee Bank for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by it in connection with its acting as Owner Trustee of the Trust.

            Section 11.02. Indemnification. To the fullest extent permitted by law, the Transferor hereby agrees, whether or not any of the transactions contemplated by this Agreement will be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Trustee Bank and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other Person) in any way relating to or arising out of this Agreement or any other related documents or the enforcement of any of the terms of any thereof, the administration of the Trust Estate or the action or inaction of the Owner Trustee, or the Trustee Bank under this Agreement, and the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any property (including any strict liability, any liability without fault and any latent and other defects, whether or not discoverable), except, in any such case, to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements are the result of any of the matters described in the third sentence of Section 6.01; provided, however, that the Transferor shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Person's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.07 made by the Indemnified Person.

      In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Transferor will assume the defense thereof, including the employment of counsel and the payment of all expenses. If the Trustee Bank reasonably concludes that there are defenses available to it which are different from or additional to those available to any or all of the other Indemnified Persons, the Trustee Bank will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel fees and expenses of such counsel will be paid by the Transferor. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Trustee Bank's choice of legal counsel shall be subject to the approval of the Beneficiary, which approval shall not be unreasonably withheld.

      The payment of such indemnified amounts will not be a recourse obligation of the Trust.

      The indemnification set forth herein will survive the termination of this Agreement and the resignation or removal of the Trustee Bank.

                                  ARTICLE XII

                                  MISCELLANEOUS

            Section 12.01. Conveyance by the Owner Trustee is Binding. Any sale or other conveyance of any part of the Trust Estate by the Owner Trustee on behalf of the Trust made pursuant to the terms of this Agreement will bind the Beneficiary and will be effective to transfer or convey all beneficial interest of the Owner Trustee and Beneficiary in and to such part of the Trust Estate, as the case may be. No purchaser or other grantee will be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee or the officers.

            Section 12.02. Instructions; Notices. All instructions, notices, requests or other communications ("Deliveries") desired or required to be given under this Agreement will be in writing and will be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission or (d) personal delivery, with receipt acknowledged in writing, to the following addresses:

            (i)   if to National City:

                  National City Bank
                  1900 E. 9th Street
                  Cleveland, Ohio 44114
                  Attention: Investment Funding
                  Facsimile: (216) 222-0156

            (ii)  if to the Owner Trustee:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Attention: Corporate Trust Administration
                  Facsimile: (302) 636-6196

      All Deliveries will be deemed given when actually received or refused by the party to whom the same is directed (except to the extent sent by certified or registered mail, return receipt requested, postage prepaid, in which event such Deliveries will be deemed given three days after the date of mailing and except to the extent sent by telecopy or other facsimile transmission, in which event such Deliveries will be deemed given when answer back is received). Either party may designate a change of address or supplemental address by written notice to the other party.

            Section 12.03. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable any provision hereof in any other jurisdiction.

            Section 12.04. Limitation of Liability. (a) To the fullest extent permitted by applicable law, neither the Beneficiary nor any officer, director, employee, agent, member, partner, shareholder, trustee or principal of the Beneficiary, the Trust or any Person owning, directly or indirectly, any legal or beneficial interest in the Beneficiary, will have any liability or obligation with respect to the Trust or the performance of this Agreement or any other agreement, document or instrument executed by the Trust, and the creditors of the Trust and all other Persons will look solely to the Trust Estate for the satisfaction of any claims with respect thereto. The foregoing limitation of liability is subject to Section 12.06 and is in addition to, and not exclusive of, any limitation of liability applicable to the Persons referred to above by operation of law.

            (b) All agreements entered into by the Trust under which the Trust would have any material liability will contain an exculpatory provision substantially to the following effect:

            Neither any trustee nor any beneficiary of National City Credit Card Master Note Trust nor any of their respective officers, directors, employers or agents will have any liability with respect to this agreement, and recourse may be had solely to the assets of National City Credit Card Master Note Trust with respect thereto.

            Section 12.05. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

            Section 12.06. Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Beneficiary and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Beneficiary will bind the successors and assigns of the Beneficiary.

            Section 12.07. Headings. The headings of the various Sections herein and the Table of Contents are for convenience of reference only and will not limit any of the terms or provisions herein.

            Section 12.08. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

            Section 12.09. Nonpetition Covenants. To the fullest extent permitted by applicable law, notwithstanding any prior termination of the Trust or this Agreement, each of the Owner Trustee and the Beneficiary covenants and agrees that it shall not at any time with respect to the Trust or the Master Trust acquiesce, petition or otherwise invoke or cause the Trust or the Master Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust or the Master Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Master Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Master Trust.

            Section 12.10. No Recourse. The holder of the Trust Certificate by accepting the Trust Certificate acknowledges that the Trust Certificate does not represent an interest in or obligation of the Beneficiary, the Owner Trustee (in its individual capacity), the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture.

            Section 12.11. Acceptance of Terms of Agreement. THE RECEIPT AND ACCEPTANCE OF THE TRUST CERTIFICATE BY THE BENEFICIARY, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE BENEFICIARY OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND THE BENEFICIARY.

                           [Signature Page to Follow]

      IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their respective officers hereunto duly authorized all as of the day and year first above written.

                                               WILMINGTON TRUST COMPANY,
                                               as Owner Trustee

                                               By: /s/ Patricia A. Evans
                                                   ---------------------------
                                                   Name: Patricia A. Evans
                                                   Title: Vice President

                                               NATIONAL CITY BANK, as
                                               Beneficiary and as Transferor

                                               By: /s/ Russell A. Cronin, Jr.
                                                   --------------------------
                                                   Name: Russell A. Cronin, Jr.
                                                   Title: Senior Vice President

   [Signature Page to National City Credit Card Master Note Trust Amended and
                           Restated Trust Agreement]

Acknowledged and Accepted:

NATIONAL CITY CREDIT CARD MASTER NOTE TRUST

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

      By: /s/ Patricia A. Evans
          -------------------------------
          Name: Patricia A. Evans
          Title: Vice President

   [Signature Page to National City Credit Card Master Note Trust Amended and
                           Restated Trust Agreement]

                                                                       EXHIBIT A

                           [FORM OF] TRUST CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                   NATIONAL CITY CREDIT CARD MASTER NOTE TRUST

                                TRUST CERTIFICATE

(This Certificate does not represent an interest in or obligation of National City Bank or any of its affiliates, except to the extent described below.)

      THIS CERTIFIES THAT National City Bank, a national banking association ("National City") is the registered beneficial owner of the National City Credit Card Master Note Trust (the "Trust") created by National City.

      The Trust was created pursuant to (i) the filing of the Certificate of Trust with the Secretary of State of the State of Delaware and (ii) the National City Credit Card Master Note Trust Trust Agreement dated as of July 13, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Trust Agreement"), between National City, as Beneficiary, and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

      This Certificate is the duly authorized Trust Certificate evidencing a beneficial interest in the Trust (herein called the "Certificate"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Beneficiary by virtue of the acceptance hereof assents and by which the Beneficiary is bound.

      To the fullest extent permitted by applicable law, notwithstanding any prior termination of the Trust or the Trust Agreement, the Beneficiary, by its acceptance of this Certificate, agrees that at no time shall it commence, or join in commencing, a bankruptcy case or other insolvency or similar proceeding under the laws of any jurisdiction against the Trust, the Beneficiary or the Master Trust.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or any other Transaction Document or be valid for any purpose.

      THIS CERTIFICATE AND THE TRUST AGREEMENT WILL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICT-OF-LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE BENEFICIARY SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity pursuant to the Trust Agreement, has caused this Certificate to be issued by the Trust as of the date hereof.

                                          NATIONAL CITY CREDIT CARD MASTER
                                          NOTE TRUST

                                          By: WILMINGTON TRUST COMPANY, not in
                                          its individual capacity but solely as
                                          Owner Trustee

                                          By:___________________________________
                                             Name:
                                             Title:

Date: _________ __, 2005

                          CERTIFICATE OF AUTHENTICATION

      This is the Certificate referred to in the within-mentioned Trust
Agreement.

WILMINGTON TRUST COMPANY,                 or WILMINGTON TRUST COMPANY,
not in its individual capacity but solely    not in its individual capacity but
as Owner Trustee                             solely as Owner Trustee

                                             By:________________________________
                                                Authenticating Agent

By:______________________________            By:________________________________
   Authorized Signatory                         Authorized Signatory

                                                            ANNEX I TO EXHIBIT A

Registered Owner and address:

      National City Bank
      Cleveland, Ohio 44114

Tax Identification Number:

      34-0420310

                                                                       EXHIBIT B

                             CERTIFICATE OF TRUST OF
                   NATIONAL CITY CREDIT CARD MASTER NOTE TRUST

      THIS Certificate of Trust of National City Credit Card Master Note Trust (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as owner trustee, to create a statutory trust under the Delaware Statutory Trust Act (12 Del. C., Section 3801 et seq.).

      1. Name. The name of the statutory trust created hereby is National City Credit Card Master Note Trust.

      2. Delaware Trustee. The name and business address of the owner trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

      3. Effective Date. This Certificate of Trust shall be effective on [-][-], 2005.

      IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Trust in accordance with Section 3811(a) of the Delaware Statutory Trust Act.

                                             WILMINGTON TRUST COMPANY,
                                                  not in its individual capacity
                                                  but solely as Owner Trustee

                                                  By:___________________________
                                                     Name:
                                                     Title:

                                       B-1